Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33577) of SLM Corporation of our report dated June 25, 2003 relating to the financial statements of Sallie Mae 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

McLean, VA

June 30, 2003

A-1